Exhibit 5.1
June 20, 2017
Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08 Bermuda

Re:	Validus Holdings, Ltd. - Public Offering of 10,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 5.800% Non-Cumulative Preference Shares, Series B

Ladies and Gentlemen:
We have acted as special New York counsel to Validus Holdings, Ltd., a Bermuda exempted company (the “Company”), in connection with the public offering of 10,000,000 depositary shares (the “Depositary Shares”), representing an aggregate of 10,000 shares (the “Preference Shares”) of the Company’s 5.800% Non-Cumulative Preference Shares, Series B, par value U.S. $0.175 per share and U.S. $25,000 liquidation preference per share. The Preference Shares are to be deposited with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare Trust”), acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated June 20, 2017 (the “Deposit Agreement”), among the Company, the Depositary, Computershare Trust, acting as registrar and transfer agent, Computershare Inc., acting as dividend disbursing agent and redemption agent, and the holders from time to time of receipts issued under the Deposit Agreement. On June 20, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Depositary Shares.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (as defined below).
In rendering the opinion stated herein, we have examined and relied upon the following:

(a)the Registration Statement on Form S-3ASR (File No. 333-197723) of the Company relating to depositary shares, preference shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2014, as amended by Post-Effective Amendment No. 1 thereto filed on April 2, 2015, under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be part of the registration statement pursuant to Rule 430B of the Rules and

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June 20, 2017

Regulations (such registration statement being hereinafter referred to as the “Registration Statement”;
(b)an executed copy of the Underwriting Agreement;

(c)an executed copy of the Deposit Agreement; and

(d)a receipt executed by the Depositary and registered in the name of Cede & Co., relating to 10,000,000 Depositary Shares (the “Receipt”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Receipt, when issued under the Deposit Agreement in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be legally issued and will entitle the holder thereof to the rights specified in such Receipt and in the Deposit Agreement.
The opinion stated herein is subject to the following qualifications:
(a)we have assumed that the Receipt has been duly executed by one of the authorized officers of the Depositary, transfer agent and registrar for the Depositary Shares and registered by such Depositary, transfer agent and registrar;

Validus Holdings, Ltd.
June 20, 2017

(b)we have assumed that the Preference Shares have been duly authorized by all requisite corporate action on the part of the Company, have been validly issued, and are fully paid and non-assessable, and certificates therefor have been duly executed and delivered and have been properly deposited with the Depositary in accordance with the Deposit Agreement;

(c)the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(d)except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement or the Deposit Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement or the Deposit Agreement; and

(e)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.
In addition, in rendering the foregoing opinion we have assumed that:
(a)the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of Bermuda and (iii) has complied and will comply with all aspects of the laws of Bermuda in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)the Company has the power, corporate or other, and authority to execute, deliver and perform all its obligations under the Transaction Agreements;

(c)the Transaction Agreements have been duly authorized, executed and delivered under Bermuda law by all requisite action, corporate or other, on the part of the Company; and

(d)neither the execution and delivery by the Company of the Underwriting Agreement or the Deposit Agreement nor the consummation by the Company of the issuance and sale of the Preference Shares contemplated thereby: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to

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June 20, 2017

which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus (including prospectus supplement) forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY